UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 5, 2025

ARES MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067
(Address of principal executive office) (Zip Code)
(310) 201-4100
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ARES	New York Stock Exchange
6.75% Series B mandatory convertible preferred stock, par value $0.01 per share	ARES.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 5, 2025, the board of directors (the “Board”) of Ares Management Corporation (the “Company”) appointed R. Kipp deVeer and Blair Jacobson as Co-Presidents of the Company. Concurrently with the appointment of Messrs. deVeer and Jacobson, Michael J Arougheti stepped down as President. Mr. Arougheti, a Co-Founder of the Company, will continue in his role as Chief Executive Officer of the Company and a member of the Board.

Mr. deVeer, age 52, is a member of the Board and Partner and Co-President of the Company. He previously served as Head of the Ares Credit Group. He serves as a member of the board of directors and Chief Executive Officer of Ares Capital Corporation and also serves on the Investment Committee for the U.S. Direct Lending, European Direct Lending, Pathfinder, Special Opportunities and Insurance Solutions strategies. Prior to joining the Company in 2004, Mr. deVeer was a Partner at RBC Capital Partners, a division of Royal Bank of Canada, which led the firm’s middle market financing and principal investment business. Mr. deVeer joined RBC in October 2001 from Indosuez Capital, where he was Vice President in the Merchant Banking Group. He began his career at J.P. Morgan and Co., working both in the Special Investment Group of J.P. Morgan Investment Management, Inc. and prior to that in the Investment Banking Division of J.P. Morgan Securities Inc. Mr. deVeer received a B.A. from Yale University and an M.B.A. from Stanford University’s Graduate School of Business.

Mr. Jacobson, age 52, serves as Partner and Co-President of the Company. He previously served as Co-Head of European Credit in the Ares Credit Group. He serves on the boards of Ares Management Limited, Ares Management UK Limited and Aspida Holdings Ltd. and also serves on the Investment Committee for the European Direct Lending, European Liquid Credit, Credit Secondaries and Sports, Media and Entertainment strategies. Prior to joining the Company in 2012, Mr. Jacobson was a Partner at The StepStone Group, where he focused on building and running European operations, including oversight of private debt and equity investments. Previously, Mr. Jacobson was a Partner at Citigroup Private Equity and Mezzanine Partners in London and New York. In addition, he has held a variety of roles in investment banking and mergers and acquisitions in a broad range of industries, including at Lehman Brothers. Mr. Jacobson received a B.A. from Williams College and an M.B.A. from the University of Chicago Booth School of Business.

There are no arrangements or understandings between Mr. deVeer and any other person pursuant to which he was appointed as Co-President. In addition, there are no family relationships between Mr. deVeer and any other person that would require disclosure under Item 401(d) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and there are no transactions between Mr. deVeer and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Exchange Act, except as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 19, 2024, such information is incorporated by reference herein.

There are no arrangements or understandings between Mr. Jacobson and any other person pursuant to which he was appointed as Co-President. In addition, there are no family relationships between Mr. Jacobson and any other person that would require disclosure under Item 401(d) of Regulation S-K of the Exchange Act, and there are no transactions between Mr. Jacobson and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Exchange Act. The Company has entered into a customary indemnification agreement with Mr. Jacobson substantially in the form attached as Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 001-36429) filed with the SEC on February 28, 2022.

Item 7.01 Regulation FD Disclosure.

On February 5, 2025, the Company issued a press release announcing the appointment of Messrs. deVeer and Jacobson as Co-Presidents of the Company, as described under Item 5.02 above. The text of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)                               Exhibits:

Exhibit Number	Description

99.1	Press Release, dated February 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT CORPORATION

Dated: February 5, 2025

	By:	/s/ Naseem Sagati Aghili
	Name:	Naseem Sagati Aghili
	Title:	General Counsel and Corporate Secretary

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